UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2006

(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - Other Events.

Item 8.01 Other Events.

On September 18, 2006, Progress Energy, Inc. (the “Company”), through its subsidiaries and affiliates, resumed limited production of synthetic fuel at various previously idled synthetic fuel facilities. The Company’s decision to move some of its facilities back into limited production is based on significantly reduced oil prices combined with current favorable fuel price projections. The Company will continue to monitor the economic environment surrounding synthetic fuel production and plans to adjust production as it deems appropriate based on changing market conditions. Synthetic fuel has not been produced by the Company’s subsidiaries and affiliates since its May 2006 announcement that it had idled all synthetic fuel production.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.
Registrant

By:	/s/ Peter M. Scott III
Peter M. Scott III
Chief Financial Officer and Executive Vice President

Date: September 20, 2006